Exhibit 99.1

HCI Group Reports Third Quarter 2021 Results

Tampa, Fla. – November 8, 2021 – HCI Group, Inc. (NYSE:HCI), a holding company with operations in homeowners insurance, software development and real estate, reported results for the three and nine months ended September 30, 2021.

Third Quarter 2021 - Financial Results

In the third quarter of 2021, the company experienced a net loss of $4.9 million or $0.72 diluted loss per share compared with net income of $15.4 million or $1.70 diluted earnings per share in the third quarter of 2020. The prior year quarter included a one-time gain of $37.0 million on an involuntary sale of real estate. Adjusted net loss (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the third quarter of 2021 was a loss of $3.5 million or $0.64 diluted loss per share compared with income of $14.4 million or $1.60 diluted earnings per share in the third quarter of 2020. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Even though the company recorded a net loss in the third quarter, book value per share increased by approximately 16% to $30.39 per share. A contributing factor to the increase was the conversion or exchange of a portion of the company’s convertible notes into or for common stock. In the third quarter, holders of the company’s convertible notes converted or exchanged $82.8 million in principal into approximately 1.36 million of the company’s common shares. The transactions increased shareholders’ equity by approximately $81.1 million (net of related transaction expenses). Additionally, these transactions decreased long-term debt by $82.5 million, accounting for a significant portion of the reduction of over 50% from the second quarter of 2021. The company recognized debt conversion expenses of approximately $1.3 million on these transactions in the third quarter. After these transactions, the number of common shares outstanding increased from 8,265,640 at the end of June 30, 2021 to 9,591,079 at the end of September 30, 2021.

Subsequent to third quarter, in the month of October the company converted or exchanged an additional $28 million principal amount of debt into approximately 459,000 of the company’s common shares.

Consolidated gross written premiums of $174.3 million for the third quarter of 2021 increased 49.6% from $116.5 million in the third quarter of 2020. The increase was due to the continued growth of TypTap Insurance Company, policies transitioned from Gulfstream Property & Casualty Insurance Company and a quota share reinsurance arrangement with United Property & Casualty Insurance Company.

Consolidated gross premiums earned of $149.8 million for the third quarter of 2021 increased 40.4% from $106.7 million in the third quarter of 2020. The increase was driven by the growth in Homeowners Choice gross premiums earned from $86.8 million to $98.3 million and the growth of TypTap gross premiums earned from $19.9 million to $51.5 million.

Premiums ceded for reinsurance for the third quarter of 2021 increased to $55.6 million from $44.2 million in the third quarter of 2020 as a result of the growth in both TypTap and Homeowners Choice and represented 37.1% and 41.5%, respectively, of gross premiums earned. Premiums ceded for reinsurance included a prorated share of an $8 million increase resulting from a periodic true-up of total insured value attributable to the growth of the company.

Net investment income increased to $2.5 million from $1.8 million in the third quarter of 2020. This increase was due to an increase in income from limited partnership investments, real estate investments and an investment in an unconsolidated joint venture offset by a decrease in interest income from fixed-maturity security investments.

Net realized investment gains for the third quarter of 2021 increased to $1.2 million from $0.2 million for the third quarter of 2020. This increase was primarily due to net gains from selling equity securities.

Net unrealized investment losses were $1.9 million in the third quarter of 2021 compared with $1.3 million of net unrealized investment gains for the third quarter of 2020.

Losses and loss adjustment expenses for the third quarter of 2021 were $62.7 million compared with $51.7 million in the same period of 2020. The increase in the dollars of losses was attributable to the company’s growing premium base, storm related losses of $6.5 million from events in our four northeastern states, and $6.5 million of losses from the re-estimation of losses from Hurricane Sally and Tropical Storm Eta.

Policy acquisition and other underwriting expenses for the third quarter of 2021 were $23.3 million compared with $14.2 million in the same quarter of 2020. The increase relates to the growth of TypTap and the amortization of increased costs associated with the quota share arrangement with United.

Nine Months Ended September 30, 2021 - Financial Results

Net income for the nine months ended September 30, 2021 totaled $5.8 million or $0.22 diluted earnings per share compared with $24.9 million or $3.03 diluted earnings per share for the nine months ended September 30, 2020. The decrease in net income was primarily due to an increase in losses and loss adjustment expenses of $44.7 million, a one-time gain of $37.0 million on an involuntary sale of real estate included in the company’s 2020 results, and a $30.5 million increase in policy acquisition and other underwriting expenses, offset by an increase in net premiums earned of $77.5 million and a $12.6 million increase in income from our investment portfolio.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the nine months ended September 30, 2021 was $6.3 million or $0.15 diluted earnings per share compared with $25.3 million or $3.07 diluted earnings per share in the same period of 2020. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross written premiums for the nine-month periods increased 32.9% to $485.1 million in 2021 from $364.9 million in 2020. The increase was due to the continued growth of TypTap, policies transitioned from Gulfstream and to a quota share reinsurance arrangement with United.

Consolidated gross premiums earned for the nine months ended September 30, 2021 increased to $420.2 million from $306.9 million during the same nine-month period in 2020. The increase was primarily attributable to the quota share arrangement with United and the growth of TypTap’s business.

Premiums ceded for the nine months ended September 30, 2021 were $145.1 million or 34.5% of gross premiums earned compared with $109.3 million or 35.6% of gross premiums earned during the same period in 2020. Premiums ceded for reinsurance included a prorated share of an $8 million increase resulting from a periodic true-up of total insured value attributable to the growth of the company.

Net investment income for the nine months ended September 30, 2021 was $9.7 million compared with $3.2 million in the nine months ended September 30, 2020. The $6.5 million increase was primarily due to losses from limited partnership investments in 2020 due to the economic effects of the COVID-19 pandemic and a net gain of $2.8 million recognized in 2021 for a real estate investment legal settlement.

Losses and loss adjustment expenses for the nine months ended September 30, 2021 and 2020 were $164.3 million and $119.7 million, respectively. The increase in the dollars of losses was attributable to the company’s growing premium base, losses of $6.5 million from events in our four northeastern states, and $10.8 million of losses from the re-estimation of losses from Hurricane Sally and Tropical Storm Eta.

Policy acquisition and other underwriting expenses for the nine months ended September 30, 2021 were $69.6 million compared with $39.0 million in the same nine-month period in 2020. The increase relates to the growth of TypTap, and the amortization of increased costs associated with a quota share arrangement with United.

Management Commentary

“As TypTap continues to expand, we are making important investments to maximize TypTap’s opportunity,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “We are confident the long-term payback on these investments will outweigh any short-term impact.”

Conference Call

HCI Group will hold a conference call tomorrow, November 9, 2021, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 8:30 a.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 775232

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.comthrough December 9, 2021.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 42978

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, reinsurance, real estate and information technology services. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company that is expanding nationwide to provide homeowners and flood insurance. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gatewayir.com

Media Contact:

Jordan Schmidt

Gateway Group, Inc.

Tel (949) 386-6332

jordan@gatewayir.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $45,016 and $70,265, respectively and allowance for credit losses: $0 and $588, respectively)	$46,053	$71,722
Equity securities, at fair value (cost: $46,771 and $47,029, respectively)	50,223	51,130
Limited partnership investments	26,039	27,691
Investment in unconsolidated joint venture, at equity	370	705
Real estate investments	73,663	74,472
Total investments	196,348	225,720

Cash and cash equivalents	569,134	431,341
Restricted cash	2,400	2,400
Accrued interest and dividends receivable	463	588
Income taxes receivable	—	4,554
Premiums receivable, net (allowance: $3,756 and $2,053, respectively)	43,078	68,382
Prepaid reinsurance premiums	47,968	36,376
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	9,658	14,127
Unpaid losses and loss adjustment expenses (allowance: $44 and $85, respectively)	39,468	71,019
Deferred policy acquisition costs	47,129	43,858
Property and equipment, net	13,946	12,767
Right-of-use-assets - operating leases	2,576	4,002
Intangible assets, net	10,807	3,568
Funds held in trust for assumed business	79,965	—
Other assets	13,174	22,611

Total assets	$1,076,114	$941,313

Liabilities and Equity
Losses and loss adjustment expenses	$203,177	$212,169
Unearned premiums	334,299	269,399
Advance premiums	19,062	11,370
Assumed reinsurance balances payable	88	87
Reinsurance payable on paid losses and loss adjustment expenses	4,727	—
Accrued expenses	15,187	10,181
Income taxes payable	3,574	—
Deferred income taxes, net	3,708	11,925
Revolving credit facility	—	23,750
Long-term debt	78,083	156,511
Lease liabilities - operating leases	2,578	4,014
Other liabilities	31,372	40,771

Total liabilities	695,855	740,177

Commitments and contingencies
Redeemable noncontrolling interest	87,731	—

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 9,591,079 and 7,785,617 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively)	—	—
Additional paid-in capital	39,905	—
Retained income	250,808	199,592
Accumulated other comprehensive income, net of taxes	799	1,544
Total stockholders' equity	291,512	201,136
Noncontrolling interests	1,016	—
Total equity	292,528	201,136

Total liabilities, redeemable noncontrolling interest, and equity	$1,076,114	$941,313

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue

Gross premiums earned	$149,809	$106,694	$420,191	$306,862
Premiums ceded	(55,577)	(44,231)	(145,112)	(109,304)

Net premiums earned	94,232	62,463	275,079	197,558

Net investment income	2,520	1,832	9,749	3,244
Net realized investment gains (losses)	1,232	177	4,952	(632)
Net unrealized investment (losses) gains	(1,869)	1,340	(649)	(581)
Credit losses on investments	—	(70)	—	(596)
Policy fee income	1,000	895	2,962	2,571
Gain on involuntary conversion	—	36,969	—	36,969
Other	2,102	421	3,502	1,591

Total revenue	99,217	104,027	295,595	240,124

Expenses

Losses and loss adjustment expenses	62,664	51,743	164,332	119,664
Policy acquisition and other underwriting expenses	23,340	14,210	69,574	39,027
General and administrative personnel expenses	11,537	9,871	31,733	27,969
Interest expense	1,664	2,856	5,743	8,846
Loss on repurchases of convertible senior notes	—	—	—	150
Loss on extinguishment of debt	—	98	—	98
Debt conversion expense	1,273	—	1,273	—
Other operating expenses	5,243	3,713	14,245	10,354

Total expenses	105,721	82,491	286,900	206,108

(Loss) income before income taxes	(6,504)	21,536	8,695	34,016

Income tax (benefit) expense	(1,636)	6,146	2,888	9,143

Net (loss) income	$(4,868)	$15,390	$5,807	$24,873
Net income attributable to redeemable noncontrolling interest	(2,202)	—	(5,175)	—
Net loss attributable to noncontrolling interests	833	—	1,196	—

Net (loss) income after noncontrolling interests	$(6,237)	$15,390	$1,828	$24,873

Basic (loss) earnings per share	$(0.72)	$1.97	$0.23	$3.21

Diluted (loss) earnings per share	$(0.72)	$1.70	$0.22	$3.03

Dividends per share	$0.40	$0.40	$1.20	$1.20

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Nine Months Ended
GAAP	September 30, 2021			September 30, 2021
	Loss	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net (loss) income	$(4,868)			$5,807
Less: Net income attributable to redeemable noncontrolling interest	(2,202)			(5,175)
Less: TypTap Group's net loss attributable to non-HCI common stockholders and TypTap Group's participating securities	774			1,191
Net (loss) income attributable to HCI	(6,296)			1,823
Less: (Loss) income attributable to participating securities	537			(37)
Basic (Loss) Earnings Per Share:
(Loss) income allocated to common stockholders	(5,759)	8,023	$(0.72)	1,786	7,676	$0.23

Effect of Dilutive Securities:
Stock options*	—	—		—	182
Warrants*	—	—		—	234

Diluted (Loss) Earnings Per Share:
(Loss) income available to common stockholders and assumed conversions	$(5,759)	8,023	$(0.72)	$1,786	8,092	$0.22

(a) Shares in thousands.
* For the three months ended September 30, 2021, stock options and warrants were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income (loss) is a non-GAAP financial measure that removes from net income (loss) HCI Group's portion of the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income (loss) to Non-GAAP Adjusted net income (loss) and GAAP diluted earnings (loss) per share to non-GAAP Adjusted diluted earnings (loss) per share is provided below.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Net (Loss) Income

	Three Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2021
GAAP Net (loss) income	$(4,868)	$5,807
Net unrealized investment losses	$1,869	$649
Less: Tax effect at 24.52182%	$(458)	$(159)
Net adjustment to Net (loss) income	$1,411	$490
Non-GAAP Adjusted Net (loss) income	$(3,457)	$6,297

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the Non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Nine Months Ended
Non-GAAP	September 30, 2021			September 30, 2021
	Loss	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net (loss) income (non-GAAP)	$(3,457)			$6,297
Less: Net income attributable to redeemable noncontrolling interest	(2,202)			$(5,175)
Less: TypTap Group's net loss attributable to non-HCI common stockholders and TypTap Group's participating securities	42			41
Net (loss) income attributable to HCI	(5,617)			1,163
Less: Income attributable to participating securities	482			16

Basic (Loss) Earnings Per Share before unrealized gains/losses on equity securities:
(Loss) income allocated to common stockholders	(5,135)	8,023	$(0.64)	1,179	7,676	$0.15

Effect of Dilutive Securities:
Stock options*	—	—		—	182
Warrants*	—	—		—	234

Diluted (Loss) Earnings Per Share before unrealized gains/losses on equity securities:
(Loss) income available to common stockholders and assumed conversions	$(5,135)	$8,023	$(0.64)	$1,179	$8,092	$0.15

(a) Shares in thousands.
* For the three months ended September 30, 2021, stock options and warrants were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2021
GAAP diluted (Loss) Earnings Per Share	$(0.72)	$0.22
Net unrealized investment losses	$0.23	$0.08
Less: Tax effect at 24.52182%	$(0.16)	$(0.15)
Net adjustment to GAAP diluted EPS	$0.08	$(0.07)
Non-GAAP Adjusted diluted EPS	$(0.64)	$0.15